SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2012
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)
Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.03.  Material Modification to Rights of Security Holders

In connection with the repayment on May 31, 2012 by Quest Diagnostic Incorporated (the “Company”) of all amounts outstanding under its Credit Agreement, dated as of May 31, 2007, among the Company, the Guarantors a party thereto, the lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Barclays Bank Plc, JPMorgan Chase Bank, N.A., Merrill Lynch Bank, USA and Wachovia Bank, National Association, as Co-Documentation Agents, the guarantees by the Company’s subsidiary guarantors with respect to all of the Company’s outstanding senior notes, with an outstanding aggregate principal amount of approximately $3.3 billion, were released.  You should read Note 11 to the Company’s annual financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2011 (filed February 16, 2012) for a listing of the Company’s outstanding senior notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 13, 2012

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary